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On August 25, 2014, the following newsletter was posted on the Pepco Holdings, Inc. (Pepco Holdings) intranet and emailed to all employees of Pepco Holdings and Exelon Corporation.

Exelon. Pepco Holdings Inc

August 25, 2014 INTEGRATION INFORMATION Issue 6

Our Future Organizational Structure

As our integration work continues across the Core Team and Business Area Teams, we want to share with all Exelon and PHI employees a high-level view of how the company will look once we come together, and explain some terminology and structural elements that may be less familiar to PHI employees.

The graphic at right shows that:

- PHI will be joining Exelon Utilities as a fourth utility operating company that is comprised of Atlantic City Electric, Delmarva Power and Pepco. This leaves the basic PHI structure in place, with local brands.
- Pepco Energy Services, PHI's competitive energy company, will become part of Exelon's Constellation business. Constellation is itself part of Exelon Generation, which is Exelon's competitive generation and commercial business.


Target Operating Model: Incorporate PHI as Fourth Utility Operating Company
BSC/Shared Services
• Embedded
• Non-embedded
New Exelon Utilities
Constellation
Support
BSC* Embedded
Pepco
Delmarva
Atlantic
PHI
BGE
PECO
ComEd
BSC Non-embedded
Utility operations/support
ComEd Utility Ops
PECO Utility Ops
BGE Utility Ops
PHI
PHI
Atlantic City Electric
Delmarva Power
Pepco
Pepco Energy Services
Exelon
PHI
*BSC stands for Business Services Company

Shared Services: Embedded or Non-Embedded?

In the Exelon model, employees who perform "corporate" roles, are physically co-located within an operating company and primarily support only that operating company are generally referred to as "embedded." Employees who may either support multiple operating companies or are physically located at the corporate headquarters are generally referred to as "non-embedded." As an example, the Exelon internal communications function has both embedded employees in each operating company, who produce such deliverables as the local utility employee newsletter, as well as non-embedded Business Services Company employees, who provide internal communications across all Exelon companies. Current PHI shared services positions will either be embedded positions within PHI or one of the PHI utilities, or non-embedded positions. This determination will be part of the integration Design process.

Integration Update

Since our last newsletter, the Business Area Teams have begun—and nearly completed—the arduous task of validating a large volume of data: employee headcounts, open positions, non-labor and contracting spend by vendor, among others. They have also completed charters and detailed project plans, and are preparing for their first report-outs in the second half of September. We thank the BAT members for all of their hard work and the many employees across our companies supporting them.





Carim Khouzami

Donna Kinzel

INTEGRATION INFORMATION Issue 6: August 25, 2014 2014 Merger Approval Timeline Participate in approval proceedings Proxy Filing with the SEC VA Filing FERC Filing Merger Agreement Announced DC, DE & NJ Filings PHI Special Stockholder Meeting MD Filing April May June July Aug Sep Oct Nov Dec PHI Leaders Provide Update on Merger Activities The status of Exelon-PHI merger activities received top billing at a quarterly communications meeting Aug. 12 for all supervisors and managers across PHI. The meeting was webcast live at 15 locations in the Atlantic City Electric, Delmarva Power and Pepco regions as well as at Pepco Energy Services. Merger Overview To kick off the presentations, Dave Velazquez, executive vice president, Power Delivery, explained that PHI will operate as a fourth operating utility company under the Exelon umbrella, and each of PHI’s three utilities will maintain their local brand and presence in the states they serve. [Read Carim and Donna’s letter on page 1 for more information about the planned organizational structure for the combined company.] “It’s been an interesting process as we are a little different than the other existing Exelon utilities,” Dave said, referring to PHI’s multiple jurisdictions and brands. Regulatory Approvals Those differences also mean multiple regulatory requirements to complete the merger. According to Wendy Stark, deputy general counsel and PHI project lead for merger regulatory activities, merger filings were made early on in four jurisdictions: Delaware, the District of Columbia, New Jersey and Virginia. This past week, an application for merger approval was filed in Maryland, and each jurisdiction’s commission will be looking at whether the merger is in the public interest. [See the approval timeline above.] The filings already have generated more than 1,200 data requests, with more each day. “We appreciate your prompt attention and response to any requests that may come your way,” Wendy said. “We’re going to be very busy, but so far the regulatory process has been going pretty smoothly” she added. External Outreach Ken Parker, senior vice president, Government Affairs & Corporate Citizenship, reported on the broad outreach efforts in all regions to support approval of the merger, ranging from PHI CEO Joe Rigby and Exelon CEO Chris Crane’s meetings with the District of Columbia mayor and state governors to presentations to community groups. “This isn’t just about the merger transaction,” said Ken, “it’s about building relationships for the future.” Integration Update Regarding the Exelon-PHI integration process, Donna Kinzel, chief integration officer for PHI, explained that we are now in the “analyze” phase, which began in late July. Business Area Teams are analyzing functions at PHI and Exelon both to fully understand each company’s structure and capabilities, and confirm synergy opportunities. This phase also focuses on uncovering any issues to be addressed before Day One of the newly combined company. Dave then clarified the regulatory commitments that were made not to reduce the “net number of utility employees” at each utility for two years after the merger closing due to involuntary reductions as a result of the transaction integration process. Dave said: “It is important to understand that there is no commitment to retain any specific individual employee or position—utility or nonutility.” The merger is not expected to cause any loss of bargaining-unit employees who are covered by labor contracts. [For more information on this topic, see the FAQs posted on each company’s respective intranets.] In practice, in its merger with Constellation, Exelon primarily looked to achieve targeted savings through normal attritions, moving people to other positions in the organization, and through a managed voluntary severance process. “The integration process is just beginning,” Dave told employees. “Our commitment to you as we go forward is to provide you what we know, when we know it, and to be as transparent as possible.” Joe Rigby capped the meeting saying: “Across every dimension that I think is critical, all indicators point back to the fact that we made the right decision to merge and that we’re working with a great partner in Exelon. I want to thank you for what you’ve done so far in 2014 and stay safe.” continued on page 3

INTEGRATION INFORMATION Issue 6: August 25, 2014 PHI Leaders Provide Update on Merger Activities, continued Dave Velazquez, executive vice president, Power Delivery The QCM webcast room Wendy Stark, PHI deputy general counsel and PHI project lead for merger regulatory activities Ken Parker, PHI senior vice president, Government Affairs & Corporate Citizenship PHI managers and supervisors view the QCM webcast at Edison Place, PHI’s headquarters in Washington, D.C. Miss an Issue of IN? Over the past three months, we’ve published five issues of IN: Integration Information. If you missed any of the newsletters, click on the following links to catch up. Exelon employees: Visit the Exelon/PHI information page on myExelon. | PHI employees: click here.

INTEGRATION INFORMATION Issue 6: August 25, 2014 Constellation’s Wholesale Business Exelon is the leading competitive energy provider in the U.S., with a growing customer-facing business as well as a large wholesale business, both within Constellation. (For more information about the Constellation Retail business, see the July 17 issue of IN on your intranet site and Exelon’s July 30 announcement of its proposed acquisition of Integrys Energy Services.) The wholesale business is responsible for managing the output from Exelon’s portfolio of generation assets—nuclear power, natural gas-fueled generation, renewable energy and more—through forward sales (up to three years in advance) as part of Exelon’s “ratable hedging strategy.” Simply put: Exelon sells roughly one third of a given year’s generation every year to lock in sale prices and gain certainty into its revenues. For example, in 2014, Exelon is selling the final one-third of its power for 2015, the second one-third of its power for 2016 and the first one-third of the power it will generate in 2017. Exelon retains flexibility within this structure to take advantage of market volatility. The wholesale business also manages spot market sales and other transactions; Exelon’s investment in the upstream gas business, a non-operating investment in oil and gas exploration; intra-state gas transport; and other activities that seek to compete and profit in our competitive markets. Rules of the Road Have Questions or Feedback? While Exelon and PHI work together to obtain necessary regulatory approvals and to close the transaction, the companies must operate as entirely separate businesses. This means that Exelon may not make business decisions for PHI and vice versa. In addition, the companies may not exchange competitively sensitive information, and must be careful not to do anything that hinders either entity’s ability to operate successfully on its own were the transaction not to close. This is an important and sometimes complicated topic. If you have any questions, please discuss with the Legal department. Bringing companies together is a complicated and lengthy process and is sure to raise questions and ideas. Please share them with us! We’ll provide answers in FAQs that we will publish on our corporate intranets. Please keep in mind that the merger is a work in progress and some answers will not be immediately available. To ask your question or share your idea, please click the link for your company below: Exelon employees, click here. PHI employees, click here. To read the published Q&As, click on the following links: Exelon employees, click here. PHI employees, click here.

INTEGRATION INFORMATION Issue 6: August 25, 2014 Cautionary Statements Regarding Forward-Looking Information Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Second Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) the definitive proxy statement that PHI filed with the SEC on August 12, 2014 and mailed to its stockholders in connection with the proposed merger; (4) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (5) PHI’s Second Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive. IN is scheduled for publication every other Thursday by Exelon and PHI Corporate Communications, subject to merger events. Supervisors, please share with team members who do not have email or regular intranet access.